UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2007

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2007, CTC Media, Inc. and John Dowdy, its Chief Accounting Officer, entered into a separation agreement pursuant to which Mr. Dowdy will, as of December 31, 2007, step down as Chief Accounting Officer to pursue other professional opportunities.  Anna Poutko, CTC Media’s Corporate Controller, will be promoted to Chief Accounting Officer upon Mr. Dowdy’s departure.  Ms. Poutko joined CTC Media in November 2006 from Deloitte & Touche where she had worked for over seven years, most recently as a senior manager.  Ms. Poutko is a certified public accountant.

A copy of Mr. Dowdy’s separation agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 –     Financial Statements and Exhibits

(d) Exhibits

10.1         Separation Agreement between the Company and John Dowdy dated August 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: August 21, 2007	By:	/s/ Nilesh Lakhani
	Name:	Nilesh Lakhani
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement between the Company and John Dowdy dated August 21, 2007